Exhibit 10.3
                              FORM OF AMENDMENT TO
                              EMPLOYMENT AGREEMENT

           This Amendment is made to the Employment Agreement (the "Agreement") between _______________(the "Executive") and Dominion Resources, Inc. (the "Company") dated __________, 19__.

           The Company and the Executive desire to modify the Agreement and therefore agree as follows:

           If the Company terminates the Executive's employment, other than for Cause (as defined in the Agreement), during the term of the Agreement, the Executive will be entitled to receive the following additional benefits stated in paragraphs 1 and 2 below.

           1. The Executive shall become fully vested in any and all stock options granted to the Executive under any Company plan which have not become exercisable as of the Executive's termination of employment.

           2. All of the Executive's stock options (including options vested under paragraph 1) shall remain exercisable until the applicable option expiration date.

           If the Company terminates the Executive's employment, other than for Cause, during the term of the Agreement under circumstances in which the Executive is entitled to benefits similar to the benefits that would have been payable if the Company had terminated the Executive's employment other than for Cause, the Executive will be entitled to receive the additional benefits stated in paragraphs 1 and 2 above.

           In all other respects, the Agreement shall continue in effect.


WITNESS the following signatures.
                                              Dominion Resources, Inc.


Dated:_________________                       By:________________________
                                                      Executive2


Dated:_________________                       By:________________________
                                                      Executive